Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP Reports 2023 Earnings Results

•Year-end 2023 GAAP earnings of $4.26 per share; operating earnings of $5.25 per share
•2024 operating earnings (non-GAAP) guidance range reaffirmed at $5.53 to $5.73 per share with long-term growth rate of 6% to 7% and FFO/Debt target of 14% to 15%
•Company advances strategic initiatives including de-risking the business, controlling costs and investing in a modern and reliable grid to benefit customers

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth Quarter ended December 31			Year-to-date ended December 31
	2023	2022	Variance	2023	2022	Variance
Revenue ($ in billions):	4.6	4.9	(0.3)	19.0	19.6	(0.6)
Earnings ($ in millions):
GAAP	336.2	384.3	(48.1)	2,208.1	2,307.2	(99.1)
Operating (non-GAAP)	646.9	540.1	106.8	2,724.5	2,605.2	119.3

EPS ($):
GAAP	0.64	0.75	(0.11)	4.26	4.51	(0.25)
Operating (non-GAAP)	1.23	1.05	0.18	5.25	5.09	0.16
EPS based on 526 million shares 4Q 2023, 514 million shares 4Q 2022, 519 million shares YTD 2023 and 512 million shares YTD 2022.

COLUMBUS, Ohio, Feb 26, 2024 -- American Electric Power (Nasdaq: AEP) today reported fourth-quarter 2023 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $336 million or $0.64 per share, compared with GAAP earnings of $384 million or $0.75 per share in fourth-quarter 2022. Operating earnings for fourth-quarter 2023 were $647 million or $1.23 per share, compared with operating earnings of $540 million or $1.05 per share in fourth-quarter 2022. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items.

Year-end 2023 GAAP earnings were $2.2 billion or $4.26 per share, compared with GAAP earnings of $2.3 billion or $4.51 per share for year-end 2022. Year-end 2023 operating earnings were $2.7 billion or $5.25 per share, compared with operating earnings of $2.6 billion or $5.09 per share for year-end 2022.
The difference between GAAP and operating earnings for the fourth quarter and year-end 2023 was largely due to the disallowance of recovery of certain deferred fuel costs in West Virginia, the probable disallowance of certain capitalized costs associated with the Turk Plant, and the mark-to-market impact of economic hedging activities. A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
In a separate release today, AEP announced that Benjamin G.S. Fowke III, a member of the company’s Board of Directors and the former chairman and CEO of Xcel Energy, Inc., has been appointed interim chief executive officer and president.
“Our team delivered 2023 operating earnings results within our narrowed guidance range as we navigated a dynamic environment of higher interest rates and one of the mildest years for weather in our service territory in the last three decades,” Fowke said.
“We are advancing our strategic priorities through investments in the energy system to benefit customers while managing the portfolio, driving efficiencies and lowering O&M costs. We also continue our disciplined approach to economic development that resulted in a 7.8% increase in commercial load and a 1.6% increase in industrial load in 2023, bringing jobs and economic growth to our communities. This remains a key area of focus as we see continued growth opportunities and strong interest from customers in the commercial sector.
“We remain focused on executing our 5-year, $43 billion capital plan with $27.3 billion allocated to transmission and distribution investments to ensure reliable, affordable power and enhance service for our customers. As part of that plan, we’re also transforming our generation fleet through the addition of diverse regulated resources to support the growing energy needs of our customers. We’ve received approval to add more fuel-free renewable resources to serve customers in seven states, representing $6.6 billion of our planned $9.4 billion regulated renewables capital plan,” Fowke said.
“We continue to make progress on our strategy to de-risk the business. We are working through the final phases of the sales process for the AEP Energy retail and AEP OnSite Partners distributed resources businesses and expect that process to conclude by the end of the second quarter. We also expect to complete the sale of our 50% share in the New Mexico Renewable Development to Exus for $115 million by the end of February.
“Following a strategic review, we will retain the Transource business and build on our successful track record of pursuing FERC-regulated competitive transmission opportunities as part of our transmission growth strategy. We also have decided to retain our share of the Pioneer and Prairie Wind transmission joint ventures,” Fowke said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 23	4Q 22	Variance	YTD 23	YTD 22	Variance
Vertically Integrated Utilities (a)	38.8	215.7	(176.9)	1,090.4	1,292.0	(201.6)
Transmission & Distribution Utilities (b)	190.3	112.6	77.7	698.7	595.7	103.0
AEP Transmission Holdco (c)	122.1	188.1	(66.0)	702.9	673.5	29.4
Generation & Marketing (d)	33.0	(0.7)	33.7	(26.3)	283.6	(309.9)
All Other	(48.0)	(131.4)	83.4	(257.6)	(537.6)	280.0
Total GAAP Earnings (Loss)	336.2	384.3	(48.1)	2,208.1	2,307.2	(99.1)

Operating Earnings (non-GAAP)	4Q 23	4Q 22	Variance	YTD 23	YTD 22	Variance
Vertically Integrated Utilities (a)	237.8	208.7	29.1	1,283.4	1,307.9	(24.5)
Transmission & Distribution Utilities (b)	188.6	112.6	76.0	676.8	595.7	81.1
AEP Transmission Holdco (c)	159.3	188.1	(28.8)	740.2	673.5	66.7
Generation & Marketing (d)	103.5	81.1	22.4	307.6	256.7	50.9
All Other	(42.3)	(50.4)	8.1	(283.5)	(228.6)	(54.9)
Total Operating Earnings (non-GAAP)	646.9	540.1	106.8	2,724.5	2,605.2	119.3

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirms its 2024 operating earnings guidance range of $5.53 to $5.73 per share. Operating earnings could differ from GAAP earnings for matters such as divestitures, impairments or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern tomorrow Feb. 27 at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.

AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
At American Electric Power, based in Columbus, Ohio, we understand that our customers and communities depend on safe, reliable and affordable power. Our nearly 17,000 employees operate and maintain more than 40,000 miles of transmission lines, the nation’s largest electric transmission system, and more than 225,000 miles of distribution lines to deliver power to 5.6 million customers in 11 states. AEP also is one of the nation’s largest electricity producers with nearly 29,000 megawatts of diverse generating capacity, including approximately 6,100 megawatts of renewable energy. AEP is investing $43 billion over the next five years to make the electric grid cleaner and more reliable. We are on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and have a goal to achieve net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global trade tensions including the conflicts in Ukraine and the Middle East, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits, and anticipated securitizations, do not materialize or do not materialize at the level anticipated, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; the impact of pandemics and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP’s ability to efficiently manage operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including focus on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, wildfires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Fourth Quarter of 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		38.8	190.3	122.1	33.0	(48.0)	336.2	$0.64

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(17.6)	—	—	72.7	—	55.1	0.10
Sale of Unregulated Renewables	(d)	—	—	—	(17.5)	0.3	(17.2)	(0.03)
Impairment of Investment in New Mexico Renewable Development	(e)	—	—	—	15.0	—	15.0	0.03
Remeasurement of Excess ADIT Regulatory Liability	(f)	(46.0)	—	—	—	—	(46.0)	(0.09)
FERC NOLC Disallowance	(g)	(3.0)	(9.0)	36.1	—	(0.4)	23.7	0.04
ENEC Fuel Disallowance	(h)	175.2	—	—	—	5.8	181.0	0.35
Turk Impairment	(i)	79.7	—	—	—	—	79.7	0.15
Severance Charges	(j)	10.7	7.3	1.1	0.3	—	19.4	0.04
Total Special Items		199.0	(1.7)	37.2	70.5	5.7	310.7	$0.59

Operating Earnings (Loss) (non-GAAP)		237.8	188.6	159.3	103.5	(42.3)	646.9	$1.23

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the loss on the sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(e)Represents the impairment of AEP's investment in the New Mexico Renewable Development joint venture
(f)Represents the impact of the remeasurement of accumulated deferred income taxes - net operating loss carryforward in Virginia and West Virginia
(g)Represents the impact of the FERC decision denying stand-alone treatment of NOLCs for transmission formula rates
(h)Represents the impact of the disallowance of the recovery certain deferred fuel costs in West Virginia
(i)Represents the impact of the probable disallowance of certain capitalized costs associated with the Turk Plant
(j)Represents the impact of AEP's recently announced workforce reduction

Financial Results for the Fourth Quarter of 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		215.7	112.6	188.1	(0.7)	(131.4)	384.3	$0.75

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(7.0)	—	—	96.8	—	89.8	0.18
Pending Sale of Kentucky Operations	(d)	—	—	—	—	80.4	80.4	0.15
Mark-to-Market Impact of Certain Investments	(e)	—	—	—	—	(3.2)	(3.2)	(0.01)
Pending Sale of Unregulated Renewables	(f)	—	—	—	—	0.9	0.9	—
Impairment and Disposition of Investment in Flat Ridge 2	(g)	—	—	—	(15.0)	2.9	(12.1)	(0.02)
Total Special Items		(7.0)	—	—	81.8	81.0	155.8	$0.30

Operating Earnings (Loss) (non-GAAP)		208.7	112.6	188.1	81.1	(50.4)	540.1	$1.05

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the loss on the expected sale of the Kentucky Operations which was terminated in April 2023 and other related third-party transaction costs
(e)Represents the impact of mark-to-market on certain investments
(f)Represents third-party transaction costs due to the unregulated renewable sales process
(g)Represents the impact of the impairment and disposition of AEP's investment in the Flat Ridge 2 wind farm joint venture

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Three Months Ended December 31
ENERGY & DELIVERY SUMMARY	2023	2022	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	6,884	7,024	(2.0)%
Commercial	5,700	5,437	4.8%
Industrial	8,462	8,383	0.9%
Miscellaneous	545	542	0.6%
Total Retail	21,591	21,386	1.0%

Wholesale Electric (in millions of KWh): (a)	2,781	4,183	(33.5)%

Total KWhs	24,372	25,569	(4.7)%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	5,481	5,748	(4.6)%
Commercial	7,708	6,325	21.9%
Industrial	6,771	6,252	8.3%
Miscellaneous	180	179	0.6%
Total Retail (b)	20,140	18,504	8.8%

Wholesale Electric (in millions of KWh): (a)	556	326	70.6%

Total KWhs	20,696	18,830	9.9%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,090.4	698.7	702.9	(26.3)	(257.6)	2,208.1	$4.26

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(19.3)	—	—	247.6	—	228.3	0.44
Termination of the Sale of Kentucky Operations	(d)	—	—	—	—	(33.7)	(33.7)	(0.06)
Sale of Unregulated Renewables	(e)	—	—	—	71.0	2.4	73.4	0.14
Change in Texas Legislation	(f)	(4.3)	(20.2)	0.1	—	—	(24.4)	(0.05)
Impairment of Investment in New Mexico Renewable Development	(g)	—	—	—	15.0	—	15.0	0.03
Remeasurement of Excess ADIT Regulatory Liability	(h)	(46.0)	—	—	—	—	(46.0)	(0.09)
FERC NOLC Disallowance	(i)	(3.0)	(9.0)	36.1	—	(0.4)	23.7	0.04
ENEC Fuel Disallowance	(j)	175.2	—	—	—	5.8	181.0	0.35
Turk Impairment	(k)	79.7	—	—	—	—	79.7	0.15
Severance Charges	(l)	10.7	7.3	1.1	0.3	—	19.4	0.04
Total Special Items		193.0	(21.9)	37.3	333.9	(25.9)	516.4	$0.99

Operating Earnings (Loss) (non-GAAP)		1,283.4	676.8	740.2	307.6	(283.5)	2,724.5	$5.25

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the loss on the expected sale of the Kentucky Operations which was terminated in April 2023 and other related third-party transaction costs
(e)Represents the loss on the sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(f)Represents the impact of recent legislation in Texas regarding recovery of certain employee incentives
(g)Represents the impairment of AEP's investment in the New Mexico Renewable Development joint venture
(h)Represents the impact of the remeasurement of accumulated deferred income taxes - net operating loss carryforward in Virginia and West Virginia
(i)Represents the impact of the FERC decision denying stand-alone treatment of NOLCs for transmission formula rates
(j)Represents the impact of the disallowance of the recovery certain deferred fuel costs in West Virginia
(k)Represents the impact of the probable disallowance of certain capitalized costs associated with the Turk Plant
(l)Represents the impact of AEP's recently announced workforce reduction

Financial Results for Year-to-Date 2022
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2022
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,292.0	595.7	673.5	283.6	(537.6)	2,307.2	$4.51

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(8.5)	—	—	(68.5)	—	(77.0)	(0.15)
Accumulated Deferred Income Tax Adjustments	(d)	—	—	—	—	(2.0)	(2.0)	—
Pending Sale of Kentucky Operations	(e)	—	—	—	—	306.8	306.8	0.59
Gain on Sale of Mineral Rights	(f)	—	—	—	(91.9)	—	(91.9)	(0.18)
Mark-to-Market Impact of Certain Investments	(g)	—	—	—	—	(3.2)	(3.2)	(0.01)
Pending Sale of Unregulated Renewables	(h)	—	—	—	—	4.5	4.5	0.01
Impairment and Disposition of Investment in Flat Ridge 2	(i)	—	—	—	133.5	2.9	136.4	0.27
Virginia Triennial Review	(j)	24.4	—	—	—	—	24.4	0.05
Total Special Items		15.9	—	—	(26.9)	309.0	298.0	$0.58

Operating Earnings (Loss) (non-GAAP)		1,307.9	595.7	673.5	256.7	(228.6)	2,605.2	$5.09

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of out-of-period adjustments related to accumulated deferred income taxes
(e)Includes a $363.3 million loss on the expected sale of the Kentucky operations and other related third-party transaction costs
(f)Represents the gain on the sale of certain mineral rights
(g)Represents the impact of mark-to-market on certain investments
(h)Represents third-party transaction costs due to the unregulated renewable sales process
(i)Represents the impact of the impairment and disposition of AEP's investment in the Flat Ridge 2 wind farm joint venture
(j)Represents the impact of the Virginia Supreme Court opinion on AEP's appeal of Appalachian Power's 2017-2019 Triennial Review

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Twelve Months Ended December 31
ENERGY & DELIVERY SUMMARY	2023	2022	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	30,290	32,835	(7.8)%
Commercial	23,481	23,770	(1.2)%
Industrial	34,148	34,532	(1.1)%
Miscellaneous	2,229	2,316	(3.8)%
Total Retail	90,148	93,453	(3.5)%

Wholesale Electric (in millions of KWh): (a)	13,401	16,099	(16.8)%

Total KWhs	103,549	109,552	(5.5)%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	26,099	27,479	(5.0)%
Commercial	30,419	27,448	10.8%
Industrial	26,571	25,435	4.5%
Miscellaneous	745	753	(1.1)%
Total Retail (b)	83,834	81,115	3.4%

Wholesale Electric (in millions of KWh): (a)	1,922	2,198	(12.6)%

Total KWhs	85,756	83,313	2.9%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers